Exhibit 99.1
News Release

For immediate release	For more information contact:
August 4, 2017	Jeff Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for the
Second Quarter and Six Months Ended June 30, 2017

•Increases dividend 10% to $0.055 cents per share
•Confirms 2017 financial guidance

Suwanee, GA. - August 4, 2017 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the second quarter and six months ended June 30, 2017.
Total revenues for the second quarter were $29.8 million, compared to $32.1 million in the second quarter of the prior year.
Net loss for the second quarter was $2.8 million, or $0.14 net loss per diluted share, compared to net income of $1.0 million, or $0.05 net income per diluted share in the same period in the prior year. Non-GAAP adjusted net income for the second quarter was $1.7 million, or $0.08 adjusted net income per diluted share, compared to adjusted net income of $1.8 million, or $0.09 adjusted net income per diluted share in the same period in the prior year. Non-GAAP adjusted EBITDA for the second quarter was $2.5 million, compared to $4.2 million in the same period in the prior year.
Total revenues for the six months ended June 30, 2017 were $58.9 million, compared to the prior year's revenues for the first six months of $63.2 million.
Net loss for the six months ended June 30, 2017 was $4.8 million, or $0.24 net loss per diluted share, compared to net income of $12.6 million, or $0.63 net income per diluted share in the same period in the prior year. Non-GAAP adjusted net income for the six months ended June 30, 2017 was $1.5 million, or $0.07 adjusted net income per diluted share, compared to adjusted net income of $3.2 million, or $0.16 adjusted net income per diluted share in the same period in the prior year. Non-GAAP adjusted EBITDA for the six months ended June 30, 2017 was $4.3 million, compared to $7.9 million in the same period in the prior year.
Operating cash flow for the six months ended June 30, 2017 was $3.5 million, compared to the prior year's operating cash flow for the first six months of $3.8 million. Non-GAAP free cash flow was $2.9 million for the six months ended June 30, 2017, compared to $1.0 million in the same period in the prior year.
Digirad President and CEO Matt Molchan said, “We are very pleased with the performance of our service businesses during the quarter, which include the Digirad Imaging Solutions and Mobile Healthcare divisions. Both businesses had a solid quarter and strong year to date performance and continue to generate strong cash flow on a consistent basis. Further, the operational changes we made in Mobile Healthcare appear to be taking hold, and we are optimistic of continued success." Molchan continued, “Our product businesses, which include the Diagnostic Imaging and Medical Device Sales and Services divisions, had a tougher quarter related to closing capital equipment deals due to temporary delays in capital spending by customers, which we believe is mainly due to uncertainty around the Affordable Care Act. Although we can’t predict exactly when the uncertainty around capital spending will lift, our team has worked very hard to build a robust order pipeline giving us high confidence in eventual improvement in these businesses."
"Despite order delays in our product businesses, our service businesses are performing above plan, which makes us confident in achieving our full year financial guidance range for the year. In addition, we expect to continue to generate significant cash flow for our shareholders as demonstrated by our strong free cash flow generation so far this year. This confidence in our cash generation ability and the recent refinancing of our credit facility, which allows significantly more flexibility in capital allocation as well as a lower cost of capital, is allowing us to raise our quarterly cash dividend by 10% to $0.055 cents per share. We are very pleased that we can provide this enhanced cash return to shareholders. As we move forward, we'll continue to review ways to further enhance shareholder value."
The announced cash dividend of $0.055 cents per share will be paid on August 30, 2017, to shareholders of record on August 18, 2017.

2017 Financial Guidance
The Company reaffirms its previously announced fiscal year 2017 financial guidance, which is to generate revenues of approximately $125 million, non-GAAP adjusted EBITDA of between $14 and $15 million, adjusted net income per diluted share of between $0.10 and $0.15, and free cash flow of between $9 and $10 million.
Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on August 4, 2017 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per diluted share,” “adjusted EBITDA”, and "free cash flow". The most directly comparable measure for these non-GAAP financial measures are net income (loss), net income (loss) per diluted share, and operating cash flow. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, goodwill impairment, acquisition related contingent consideration adjustments, investment impairment loss, transaction and integration costs associated with DMS Health Technologies, litigation reserve, loss on extinguishment of debt and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation. Free cash flow is calculated by subtracting cash paid for capital expenditures, net of dispositions from operating cash flow.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2017.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and medical equipment and services, including diagnostic imaging and patient monitoring, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016

Revenues:
Services	$23,539	$24,666	$46,413	$48,671
Product and product-related	6,247	7,424	12,453	14,576
Total revenues	29,786	32,090	58,866	63,247
Cost of revenues:
Services	18,950	19,179	37,405	37,685
Product and product-related	3,803	3,146	7,321	6,732
Total cost of revenues	22,753	22,325	44,726	44,417

Gross profit	7,033	9,765	14,140	18,830
Total gross profit percentage	23.6%	30.4%	24.0%	29.8%
Services gross profit percentage	19.5%	22.2%	19.4%	22.6%
Product and product-related gross profit percentage	39.1%	57.6%	41.2%	53.8%

Operating expenses:
Marketing and sales	2,269	2,837	4,669	5,462
General and administrative	5,937	4,878	11,041	11,292
Amortization of intangible assets	578	578	1,156	1,157
Total operating expenses	8,784	8,293	16,866	17,911

(Loss) income from operations	(1,751)	1,472	(2,726)	919

Other expense:
Other (expense) income, net	—	(58)	—	14
Interest expense, net	(303)	(379)	(618)	(750)
Loss on extinguishment of debt	(709)	—	(709)	—
Total other expense	(1,012)	(437)	(1,327)	(736)

(Loss) income before income taxes	(2,763)	1,035	(4,053)	183
Income tax (expense) benefit	(9)	(37)	(795)	12,424
Net (loss) income	$(2,772)	$998	$(4,848)	$12,607

Net (loss) income per share:
Basic	$(0.14)	$0.05	$(0.24)	$0.65
Diluted	$(0.14)	$0.05	$(0.24)	$0.63
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10

Weighted average shares outstanding – basic	19,979	19,529	19,957	19,489
Weighted average shares outstanding – diluted	19,979	20,038	19,957	19,991

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	June 30, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$1,782	$2,203
Securities available-for-sale	187	917
Accounts receivable, net	13,643	14,503
Inventories, net	5,908	5,987
Restricted cash	358	1,376
Other current assets	1,880	2,093
Total current assets	23,758	27,079
Property and equipment, net	29,839	31,407
Intangible assets, net	10,472	11,628
Goodwill	6,237	6,237
Deferred tax assets	26,878	27,019
Restricted cash	100	2,100
Other assets	1,010	793
Total assets	$98,294	$106,263

Liabilities:
Current liabilities:
Accounts payable	$5,661	$6,514
Accrued compensation	4,940	3,962
Accrued warranty	174	196
Deferred revenue	2,807	3,123
Current portion of long-term debt	—	5,358
Other current liabilities	4,493	3,520
Total current liabilities	18,075	22,673
Long-term debt, net of current portion	17,478	16,070
Other liabilities	2,230	1,039
Total liabilities	37,783	39,782

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 19,977,984 and 19,892,557 shares issued and outstanding (net of treasury shares) at June 30, 2017 and December 31, 2016, respectively	2	2
Treasury stock, at cost; 2,588,484 shares at June 30, 2017 and December 31, 2016	(5,728)	(5,728)
Additional paid-in capital	150,070	151,696
Accumulated other comprehensive loss	(83)	(52)
Accumulated deficit	(83,750)	(79,437)
Total stockholders’ equity	60,511	66,481
Total liabilities and stockholders’ equity	$98,294	$106,263

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016

Net (loss) income	$(2,772)	$998	$(4,848)	$12,607
Acquired intangible amortization	578	578	1,156	1,157
Acquisition related contingent consideration valuation adjustment(1)	—	(3)	(57)	(3)
Transaction and integration costs of DMS Health Technologies(2)	—	171	—	1,621
Litigation reserve(3)	1,339	—	1,339	—
Loss on extinguishment of debt	709	—	709	—
Income tax items(4)	1,806	67	3,154	(12,207)
Non-GAAP adjusted net income	$1,660	$1,811	$1,453	$3,175

Net (loss) income per share - diluted(5)	$(0.14)	$0.05	$(0.24)	$0.63
Acquired intangible amortization	0.03	0.03	0.06	0.06
Acquisition related contingent consideration valuation adjustment(1)	—	—	—	—
Transaction and integration costs of DMS Health Technologies(2)	—	0.01	—	0.08
Litigation reserve(3)	0.07	—	0.07	—
Loss on extinguishment of debt	0.04	—	0.04	—
Income tax items(4)	0.09	—	0.16	(0.61)
Non-GAAP adjusted net income per share - diluted(5)	$0.08	$0.09	$0.07	$0.16

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016

Net (loss) income	$(2,772)	$998	$(4,848)	$12,607
Acquisition related contingent consideration valuation adjustment(1)	—	(3)	(57)	(3)
Transaction and integration costs of DMS Health Technologies(2)	—	171	—	1,621
Litigation reserve(3)	1,339	—	1,339	—
Loss on extinguishment of debt	709	—	709	—
Depreciation and amortization	2,588	2,383	5,167	4,848
Stock-based compensation	296	257	559	480
Interest expense, net	303	379	618	750
Income tax expense (benefit)	9	37	795	(12,424)
Non-GAAP adjusted EBITDA	$2,472	$4,222	$4,282	$7,879

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies.
(3) Reflects tentative legal settlement reserve for wage and hour litigation, subject to court approval.
(4) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments, and adjustment to net operating loss carryforwards.
(5) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017

Net income (loss)	$998	$(283)	$1,978	$(2,076)	$(2,772)
Acquired intangible amortization	578	578	578	578	578
Acquisition related contingent consideration valuation adjustment(1)	(3)	(5)	(56)	(57)	—
Investment impairment loss(2)	—	414	—	—	—
Transaction and integration costs of DMS Health Technologies(3)	171	127	173	—	—
Goodwill impairment	—	—	338	—	—
Litigation reserve(4)	—	—	—	—	1,339
Loss on extinguishment of debt	—	—	—	—	709
Income tax items(5)	67	170	25	1,348	1,806
Non-GAAP adjusted net income (loss)	$1,811	$1,001	$3,036	$(207)	$1,660

Net income (loss) per share - diluted(6)	$0.05	$(0.01)	$0.10	$(0.10)	$(0.14)
Acquired intangible amortization	0.03	0.03	0.03	0.03	0.03
Acquisition related contingent consideration valuation adjustment(1)	—	—	—	—	—
Investment impairment loss(2)	—	0.02	—	—	—
Transaction and integration costs of DMS Health Technologies(3)	0.01	0.01	0.01	—	—
Goodwill impairment	—	—	0.02	—	—
Litigation reserve(4)	—	—	—	—	0.07
Loss on extinguishment of debt	—	—	—	—	0.04
Income tax items(5)	—	0.01	—	0.07	0.09
Non-GAAP adjusted net income (loss) per share - diluted(6)	$0.09	$0.05	$0.15	$(0.01)	$0.08

	Three Months Ended
(in thousands)	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017

Net income (loss)	$998	$(283)	$1,978	$(2,076)	$(2,772)
Acquisition related contingent consideration valuation adjustment(1)	(3)	(5)	(56)	(57)	—
Investment impairment loss(2)	—	414	—	—	—
Transaction and integration costs of DMS Health Technologies(3)	171	127	173	—	—
Litigation reserve(4)	—	—	—	—	1,339
Loss on extinguishment of debt	—	—	—	—	709
Goodwill impairment	—	—	338	—	—
Depreciation and amortization	2,383	2,489	2,552	2,579	2,588
Stock-based compensation	257	274	270	263	296
Interest expense, net	379	342	320	315	303
Income tax (benefit) expense	37	202	(194)	786	9
Non-GAAP adjusted EBITDA	$4,222	$3,560	$5,381	$1,810	$2,472

(1) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(2) Reflects impairment losses related to investment in Perma-Fix Medical. Amounts consist of impairment of a Supply Agreement entered into between the two parties, a loss related to the initial excess of the transaction price over fair value and a write-down of the investment to its fair market value that was considered other than temporary.
(3) Reflects diligence, transaction, and integration costs related to the acquisition of DMS Health Technologies.
(4) Reflects tentative legal settlement reserve for wage and hour litigation, subject to court approval.
(5) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments, and adjustment to net operating loss carryforwards.
(6) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2017	2016
Net cash provided by operating activities	$3,494	$3,799
Purchases of property and equipment, net of dispositions	(615)	(2,803)
Free cash flow	$2,879	$996

Digirad Corporation
Supplemental Debt Information
(Unaudited)

The following table reflects outstanding principal balances and interest rates for the Company's debt at June 30, 2017 and December 31, 2016:

	June 30, 2017		December 31, 2016
(in thousands)	Balance	Interest Rate	Balance	Interest Rate
Comerica
Revolving Line of Credit (1)	$17,478	3.60%
Wells Fargo
Term A (2)			$17,382	3.15%
Term B (2)			4,581	5.65%
Revolving Line of Credit (2)			—	2.69%
Total borrowing	$17,478		$21,963

(1) A Revolving Credit Agreement was entered into with Comerica Bank on June 21, 2017. The agreement consists of a revolving credit facility with a five-year term, maturing on June 21, 2022.
(2) All tranches of the Wells Fargo Credit Facility were paid in full on June 21, 2017 upon entering into a Revolving Credit Agreement with Comerica Bank.

Digirad Corporation
Supplemental Segment Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016 (1)	2017	2016 (1)
Revenue by segment:
Diagnostic Services	$12,559	$12,469	$24,761	$24,481
Diagnostic Imaging	2,943	3,418	5,726	7,000
Mobile Healthcare	10,980	12,197	21,652	24,190
Medical Device Sales and Service	3,304	4,006	6,727	7,576
Condensed consolidated revenue	$29,786	$32,090	$58,866	$63,247
Gross profit by segment:
Diagnostic Services	$2,730	$2,907	$5,566	$5,455
Diagnostic Imaging	1,053	1,851	2,179	3,566
Mobile Healthcare	1,859	2,581	3,442	5,532
Medical Device Sales and Service	1,391	2,426	2,953	4,277
Condensed consolidated gross profit	$7,033	$9,765	$14,140	$18,830
Income (loss) from operations by segment:
Diagnostic Services	$402	$222	$738	$203
Diagnostic Imaging	(261)	641	(463)	1,022
Mobile Healthcare	(133)	178	(947)	600
Medical Device Sales and Service	(420)	602	(715)	715
Segment (loss) income from operations	(412)	1,643	(1,387)	2,540
Litigation reserve	(1,339)	—	(1,339)	—
Transaction and integration costs of DMS Health Technologies	—	(171)	—	(1,621)
Condensed consolidated (loss) income from operations	$(1,751)	$1,472	$(2,726)	$919
(1) Segment information has been reclassified to conform to the current year presentation.